Exhibit 99.2

Flagstar Bancorp, Inc. (NYSE: FBC) Earnings Presentation 1st Quarter 2021 April 26, 2021

Cautionary statements 1st Quarter 2021 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s current expectations and assumptions regarding the Company’s business and performance, the economy and other future conditions, and forecasts of future events, circumstances and results. However, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, contingencies and other factors. Generally, forward-looking statements are not based on historical facts but instead represent our management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, plan, estimate, may increase, may fluctuate, and similar expressions or future or conditional verbs such as will, should, would and could. Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results and capital and other financial conditions may differ materially from those included in these statements due to a variety of factors, including without limitation those found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (flagstar.com) and on the Securities and Exchange Commission’s website (sec.gov). Any forward-looking statements made by or on behalf of us speak only as to the date they are made, and we do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made, except as required under United States securities laws. In addition to results presented in accordance with GAAP, this presentation includes non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar. Non-GAAP financial measures have inherent limitations, which are not required to be uniformly applied. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements. Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in these conference call slides. Additional discussion of the use of non-GAAP measures can also be found in the Form 8-K Current Report related to this presentation and in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission. These documents can all be found on the Company’s website at flagstar.com.

Strategic highlights 1st Quarter 2021 • Supporting employees, communities and customers during the pandemic, with focus on their health, safety and Unique financial well-being relationship-based business model • Diverse revenue streams and flexible balance sheet produced strong results in volatile interest rate environment by capitalizing on the resulting beneficial mortgage market • Well diversified loan portfolio, with no outsized exposure to any geography or industry reflects our disciplined Grow community approach to growing the Community Bank. banking • Highly asset sensitive bank positioned to capitalize on a rising interest rate environment Award winning • Servicing business produced consistent results for the quarter, while also highlighting our competitive advantage as servicing business the subservicing business is housed within a well capitalized Bank with ample liquidity • Leveraged multi-channel origination platform to generate solid fallout adjusted lock growth, even with most of our staff Strengthen working remotely during the quarter mortgage • Invested in people and technology, expanding retail and generating more business in the most profitable channels Highly profitable • Delivered strong pre-provision net revenue despite the volatility in the market that persists from the COVID-19 operations pandemic • Durable business model well-positioned to weather the storm profitability is strong capital is strong allowance is Positioned to thrive strong and liquidity is strong in any market • Maintaining quarterly dividend demonstrating a commitment to return capital to our shareholders while still being prudent in managing our balance sheet in these uncertain times 3

Financial highlights 1st Quarter 2021 • Adjusted net income of $176mm, or $3.31per diluted share, in 1Q21 Solid earnings • Adjusted pre-tax, pre-provision net revenue of $201mm in 1Q21, a decrease of $6mm vs. 4Q20 • Grew TBV per share $2.97, or 8%, to $41.772 per share at 03/31/21, compared to $38.802 per share at 12/31/20 • Net interest margin, excluding the impact from loans with government guarantees that have not been repurchased, was 3.02% for Growth in the quarter, up 4 basis points, vs. 4Q20 community banking - Performance driven by the impact of lower rates on deposits and servicing • Servicing results solid as total loans serviced were over 1.1 million loans at period end as we boarded over 100,000 non-Flagstar originated loans • Mortgage revenue(1) of $227mm, down $5mm vs. 4Q20 as margin contracted 9 basis points, partially offset by a 3% increase in Mortgage revenue FOALs - Gain on sale margin of 1.84%, down 9 basis points from 4Q20 levels - Net return on MSR was consistent with 4Q20 reflecting continued elevated prepayment speeds and EBO charge • Asset quality strong as net charge-offs, excluding the $16mm commercial loan recovery, were only 8 basis points and nonperforming Strong asset loan ratio remained low quality • Credit reserves of $265mm at 03/31/21, a $15mm decrease from 4Q20 • Credit reserves covered 1.78% of loans HFI, or 3.11% excluding warehouse loans at 03/31/21, consistent with prior quarter • Total risk based capital ratio at 13.2% - Total risk based capital ratio would have been 15.2% if the risk-weighting of warehouse loans were adjusted to 50% to reflect the Robust capital risk weightings of the assets that fully collateralized the loans position • Tier 1 leverage ratio at 8.1% and CET1 ratio at 10.3% reflecting strong capital generation during the quarter and anticipated period end balance sheet contraction • Over $650mm of excess total risk-based capital over the minimum level needed to be considered well-capitalized. 1. Mortgage revenue is defined as net gain on loan sales HFS plus the net return on the MSRs. 2. References non-GAAP number. Please see reconciliations on page 44 - 45. 4

Quarterly income comparison

1st Quarter 2021

$mm

	1Q21	4Q20	$ Variance	% Variance
Net interest income	$189	$189	$0	-%
Net gain on loan sales	227	232	(5)	(2%)
Loan fees and charges	42	48	(6)	(13%)
Loan administration income	27	25	2	8%
Net return on mortgage servicing rights	-	-	-	N/M
Other noninterest income	28	27	1	4%
Total noninterest income	324	332	(8)	(2%)
Pre-provision total revenue	513	521	(8)	(2%)
Compensation and benefits	144	125	19	15%
Commissions and loan processing expense	83	94	(11)	(12%)
Other noninterest expenses	85 (3)	95	(10)	(11%)
Total noninterest expense	312 (3)	314	(2)	(1%)
Pretax, pre-provision net revenue	**201**	**207**	**(6)**	**(3%)**
(Benefit) provision for credit losses	(28)	2	(30)	(1500%)
Income before income taxes	**229**	**205**	**24**	**N/M**
Provision for income taxes	53 (3)	51	2	4%
Net income	**$176** (3)	**$154**	**$22**	**14%**
Diluted income per share	**$3.31** (3)	**$2.83**	**$0.48**	**17%**
Profitability				
Net interest margin	2.82%	2.78%	4 bps	
Net interest margin, excl. LGG repurchase obligation[1]	3.02%	2.98%	4 bps	
Net gain on loan sales / total revenue	44.2%	44.1%	0.1%	
Mortgage rate lock commitments, fallout adjusted [2]	$12,300	$12,000	$300	3%
Mortgage closings [2]	$13,800	$13,100	$700	5%
Net gain on loan sale margin, HFS	1.84%	1.93%	(9) bps	

Observations

Net interest income

- Net interest income remained flat at $189mm
  - Average earning assets remained flat.
  - Net interest margin, excluding LGG that have not been repurchased, expanded 4 basis points to 3.02%.
  - Average deposits decreased 5%, due to a $1.3bn billion decrease in custodial deposits. Interest-bearing deposit costs declined 16 basis points.

Noninterest income

- Noninterest income down $8mm, or 2%
  - Net gain on loan sale margin decreased 9 basis points, to 1.84%.
  - FOALs increased $0.3bn.

Noninterest expense

- Noninterest expense down $2mm, or 1%, refer to slide 9 for more details

1. References non-GAAP number as it excludes impact of $1.8 billion (4Q20) and $1.8 billion (1Q21) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on page 44 - 45.
2. Rounded to the nearest hundred million
3. Non-GAAP number for 1Q21. Number shown is adjusted for DOJ effect. Please see reconciliations on page 42 and 43.

N/M = not meaningful

5

Flagstar Bancorp

Net interest income 1st Quarter 2021 Average interest-earning assets & yields ($bn) Average liabilities and rate ($bn) LHFS Consumer LHFI CRE and C&I Warehouse Other Total Retail Deposits Other Deposits FHLB Borrowings LT Debt $27.1 $27.2 $25.7 $23.6 $24.5 $24.5 $23.7 $23.0 4.8 0.6 0.5 5.8 $20.7 0.5 0.5 2.8 $21.2 5.2 3.5 4.0 4.5 0.5 4.8 4.2 6.9 4.4 3.8 5.7 6.9 9.5 8.2 2.3 8.3 7.0 4.5 5.4 4.6 5.1 4.7 4.5 4.0 4.9 4.7 4.5 4.2 10.4 10.8 11.3 11.5 11.8 5.6 5.6 5.7 7.5 5.2 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 3.78% 3.38% 3.16% 3.09% 3.06% 1.03% 0.57% 0.44% 0.37% 0.31% Warehouse- $6.6bn (EOP-03/31/21) CRE - $3.1bn (EOP-03/31/21) C&I - $1.4bn (EOP-03/31/21) 24% 33% 10% 17% 9% 16% 4% 10% 82% 2% 1% 46% 46% LIBOR w/Floor > 0 Prime w/Floor > 0 No Floor LIBOR w/Floor = 0 LIBOR w/Floor > 0 Prime w/Floor = 0 LIBOR w/Floor = 0 Fixed Rate LIBOR w/Floor > 0 Prime w/Floor > 0 Fixed Rate LIBOR no Floor Prime w/Floor = 0 No Floor Prime w/Floor > 0 6

Noninterest income and expense

1st Quarter 2021

Noninterest income ($mm)


Mortgage Revenue
Loan Fees
Loan Admin
Other
$154
23
23
96
$374
21
21
37
295
$449
23
26
42
358
$332
27
25
48
232
$324
28
27
42
227
1Q20
2Q20
3Q20
4Q20
1Q21

Noninterest expense ($mm)


Comp & Benefits
Commissions
Loan Processing
Other (1)
$232
84
17
29
102
$293
94
22
61
116
$301
86
20
72
123
$314
95
24
70
125
$312
85
21
62
144
1Q20
2Q20
3Q20
4Q20
1Q21

Noninterest income

- Noninterest income down $8mm, or 2%
  - Mortgage revenue decreased $5mm to $227mm, compared to prior quarter. Fallout-adjusted locks increased $0.3 billion, or 3 percent, to $12.3 billion and we maintained strong gain on sale margins of 1.84 percent for the first quarter 2021, as compared to 1.93 percent for the fourth quarter 2020. Net return on MSR was consistent compared to the prior quarter as prepayments continued to be elevated.
  - Loan fees and charges decreased $6mm primarily due to a decrease in the number of loans being boarded this quarter and lower revenue associated with loans in forbearance.

Noninterest expense

- Noninterest expense down $2mm, or 1%
  - Mortgage expenses decreased $1mm. The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.07 percent, a decrease of 7 basis points quarter over quarter, primarily driven by lower commissions.
  - Non-mortgage expense decreased $1mm. The decrease noninterest expense primarily reflects lower expenses in the prior quarter associated with the early redemption of the senior notes and secondary offering which did not reoccur in the first quarter. This decrease more than offset the impact from an increase in performance driven incentives.

1. Non-GAAP number for Q1 2021. Number shown excludes $35 million DOJ benefit. Please see reconciliations on page 44 - 45.

7
Flagstar Bancorp

Asset quality 1st Quarter 2021 Delinquencies(1) (% of loans HFI) NPLs and performing TDRs ($mm) Performing TDRs Consumer NPLs Commercial NPL 0.56% $96 $92 0.50% $84 18 $73 18 0.40% 10 $66 0.36% 0.32% 33 35 38 42 29 37 40 39 36 36 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 Allowance coverage (% of loans HFI) Nonperforming loan and asset ratios Total Total excl. Warehouse NPA/LHFI & OREOs (2) NPL & TDRs/LHFI NPA/Total Assets (2) 3.1% 3.2% 3.1% 0.45% 0.40% 2.6% 0.31% 0.40% 0.28% 0.27% 1.5% 0.34% 1.8% 0.28% 1.7% 1.7% 1.7% 0.22% 0.23% 0.21% 0.21% 1.1% 0.17% 0.14% 0.14% 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 1. Includes early stage delinquencies, defined as 30 to 89 days past due and nonaccrual loans 8 2. Excludes loans held-for-sale

Current Expected Credit Loss (“CECL”) 1st Quarter 2021 Allowance for credit losses ($mm) CECL methodology - Forecast • Used 2-year forecasts as of March reflecting the continued economic distress caused by COVID weighted 40% base, 30% adverse and 30% growth. • Composite forecast contemplates unemployment ending 2021 at 6% and will continue to recover in 2022. • GDP recovers throughout 2021 from current levels and does not return to pre-COVID level until 2025. • HPI stays flat throughout 2021. • Qualitative adjustments reflect best estimate of COVID-19 impact on portfolios including estimated impact of government stimulus, forbearance/payment holidays and Fed programs. 1. New loans and aging of existing portfolio 2. COVID impact sectors 3. Changes to macro-economic variables and forecast scenarios 4. Changes to underlying credit conditions 9

COVID-19 impacted industry exposure

1st Quarter 2021

Commercial Exposure - $1.0 billion, 6.6% of LHFI

Commercial & Industrial Loans

Automotive	Manufacturing, automotive suppliers	$84 million UPB / 0.6% of loans No loans in deferral or classified as nonperforming
Leisure & Entertainment	Includes restaurants, churches, theatres, etc.	$132 million / 0.9% of loans No loans in deferral $10 million in nonperforming loans
Healthcare	Hospitals, HMO Medical Centers	$21 million / 0.1% of loans No loans in deferral or classified as nonperforming

Commercial Real Estate Loans

Retail	~ 82% in footprint; 63% are neighborhood centers or single-tenant properties	$291 million / 2.0% of loans (44 loans) No loans in deferral or classified as nonperforming
Hotel	Marriott, Hilton, IHG and Hyatt flagship hotels comprise 75% of portfolio	$297 million / 2.0% of loans (22 loans) $4 million in deferrals No loans classified as nonperforming
Senior Housing	Geographically diverse; facilities in 8 different metro areas. All have recourse to strong borrowers	$157 million / 1.1% of loans (19 loans) No loans in deferral or classified as nonperforming

10 | Flagstar Bancorp

Capital 1st Quarter 2021 Flagstar Bancorp Total Risk Based Capital Ratio Observations 1Q21 Tier 1 CET-1 Tier 1 Total RBC Leverage to RWA to RWA to RWA 1Q21 8.1% 10.3% 11.5% 13.2% 4Q20 7.7% 9.1% 10.2% 11.9% Total risk based capital ratio of 13.2% o Total risk based capital ratio would have been 15.2% if the risk-weighting of warehouse loans were adjusted to 50% o Warehouse lending—100% risk weight– has had under $5mm of losses, cumulatively, over the last 12 years o Over 1,000 basis points of total risk based capital attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased Tier 1 leverage ratio ended the quarter at 8.1% o Almost 900 basis points of tier 1 leverage attributed to warehouse loans, loans held for sale and loans with government guarantees that have not yet been repurchased 11

Deposits and Lending Portfolio and strategy overview 1st Quarter 2020 Total average deposits $20.0bn Total average LHFI $14.9bn C&I CRE 10% 1st Mortgage 20% 14% Warehouse 2nds, HELOC 43% & other 13% Total: $20.0 bn Total: $14.9 bn 0.21% cost of total deposits(1) 3.73% LHFI yield Flagstar gathers deposits from consumers, businesses Flagstar’s largest category of earning assets consists of and select governmental entities loans held-for-investment which averaged $14.9 bn during 1Q21 – Traditionally, CDs and savings accounts represented the bulk of our branch-based retail depository relationships – Loans to consumers consist of residential first and second mortgage loans, HELOC and other – Today, we are focused on growing DDA balances with consumer, business banking and commercial – C&I / CRE lending is an important growth strategy, relationships offering risk diversification and asset sensitivity – We additionally maintain depository relationships in – Warehouse lending to both originators that sell to Flagstar connection with our mortgage origination and servicing and those who sell to other investors businesses, and with governmental entities – Cost of total deposits(1) equal to 0.21%, down 2 basis points from 0.23% in 4Q20 1. Total deposits include noninterest bearing deposits.

Commercial lending Diversified relationship-based approach 1st Quarter 2020 Overview Warehouse - $6.6bn (03/31/2021) Warehouse lines with approximately 411 active % Advances sold to Flagstar relationships nationwide, of which approximately 65% Warehouse sell a portion of their loans to Flagstar Collateralized by mortgage loans being funded which ~46 are paid off once the loan is sold borrowers Diversified property types which are primarily income- sell >75% Commercial producing in the normal course of business ~305 ~60 Real Estate Focused on experienced top-tier developers with borrowers borrowers significant deposit and non-credit product opportunities sell <25% sell 25% - Lines of credit and term loans for working capital 75% Commercial needs, equipment purchases, and expansion projects & Industrial Primarily Michigan based relationships or relationships with national finance companies Commercial Real Estate - $3.1bn (03/31/2021) Commercial & Industrial - $1.4bn (03/31/2021) Property type Industry Hotel/Motel, Retail, 10% 10% Services Office, 9% Manufacturing Owner 22% 18% Occupied, 12% Financial, Healthcare Multi Other, insurance & 1% Family, 19% real estate Distribution Home 49% 18% Building, 8% Government & 22% Other education 1% 1%

Flagstar's one-stop-shop mortgage model

1st Quarter 2021

Bank Synergies
- Warehouse Lending
- MSR and Servicing Advance Lending
- Custodial Deposits – fund balance sheet
- HELOCs

Sales – multi channel
- TPO
- Distributed Retail
- Direct Lending
- People
- Products
- CRA

Secondary & Cap Markets
- Pricing & Hedging
- Outlets
  - Sales
  - Securitizations
  - Retain on B/S



Mortgage Originations
Capacity & Quality
Mortgage Operations
Sub-servicing Opportunities
Mortgage Servicing
Recapture and Retention
MORTGAGE BANKING & SERVICING
Teamwork
Customer Satisfaction
Risk & Compliance
Optimize Results

Performing
- Growth & Scale
- Customer Feedback
- Risk and Compliance
- Other Revenue Opportunities

Default
- Risk and compliance
- Delinquency Mgt
- Forbearance Mgt
- Claims process
- Minimize losses

MSR Creation
- Sale and retain subservicing
- Retain MSR
  - Agency
  - GNMA
- Protect asset

Mortgage Ops
- Service
- Multi skilled operators
- Risk and Compliance
- Variable cost model
- Support

14

Flagstar Bancorp

Mortgage originations 1st Quarter 2021 Net gain on loan sales – revenue and margin Fallout-adjusted locks by channel ($bn) Gain on loan sale ($mm) Gain on sale margin (HFS) Correspondent Bulk Broker Distributed Retail Direct Lending 2.31% $15.0 2.19% $13.8 1.93% 1.0 $346 1.84% $11.2 1.2 $12.0 $12.3 3.7 $303 3.0 1.2 1.5 1.0 2.2 2.7 2.7 $232 $227 2.4 2.0 1.4 2.3 1.6 1.4 0.80% 2.4 2.2 1.8 2.7 $90 5.1 5.8 4.2 4.7 4.0 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 Purchase 36% 35% 33% 36% 34% Mix % Closings by mortgage type ($bn) Closings by purpose and expense ratio ($bn) Conventional Jumbo Government Purchase originations Refinance originations Mortgage expense 1.20% $14.4 1.14% $13.8 1.07% 1.07% 0.3 $13.1 0.99% $12.2 1.6 1.1 0.5 0.9 2.4 2.5 $14.4 $13.8 $8.6 1.2 $12.2 $13.1 1.8 $8.6 9.0 1.6 12.5 7.8 8.5 9.8 10.1 10.2 10.2 5.5 5.2 5.4 4.4 4.6 4.0 3.1 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 Retail 23% 30% 31% 33% 34% Mix % 15

Mortgage servicing 1st Quarter 2021 Quarter-end loans serviced (000’s) $ UPB of MSRs sold ($bn) Serviced for Others Subserviced for Others Flagstar Lo ans HFI Bulk Sales Flow Transactions 1,105 1,148 1,082 1,085 $6.6 1,043 $5.2 $4.0 4.4 921 2.6 917 894 868 855 2.2 $1.0 $0.8 2.6 102 123 149 151 161 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 Average custodial deposits ($bn) MSR / CET1 (Bancorp) $8.5 $7.3 $7.2 $6.2 20% $4.8 16% 16% 15% 13% 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 16

Supporting consumer needs 1st Quarter 2021 Consumer Forbearance as of 03/31/2021 (UPB in $mm) Forbearance Requests (accounts thru December 2020) Significant decrease in new forbearance requests since middle of April 28,675 12% of residential first lien borrowers who have requested forbearance have made their January, February, and March payments and not taken advantage of the forbearance option. Proactive customer outreach to evaluate readiness to 5,134 return to payment or need for further assistance 1,526 870 687 849 1,802 1,765 646 Stable early-stage delinquency trends for loans not in 2/29/2020 3/31/2020 4/30/2020 5/31/2020 6/30/2020 7/31/2020 8/30/2020 9/30/2020 10/31/2020 11/30/2020 forbearance 1. Includes temporary short-term subservicing performed as a result of sales of servicing-released mortgage servicing rights. Includes repossessed assets. 2. Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government 17 guarantees (residential first mortgage), and repossessed assets.

Appendix Company overview 19 Community banking 22 Mortgage servicing 32 Mortgage originations 35 Financial performance 37 Capital and liquidity 39 Guidance 42 Non-GAAP reconciliation 43

Company Overview Flagstar at a glance 1st Quarter 2020 Corporate Overview Traded on the NYSE (FBC) 158 87 Headquartered in Troy, MI Flagstar Retail home Bank lending Branches Offices(1) Market capitalization $2.4bn Member of the Russell 2000 Index Community banking Leading Michigan-based bank with a balanced, diversified lending platform $29.4bn of assets and $19.4bn of deposits 208k household & over 28k business relationships Mortgage origination 6th largest bank originator of residential mortgages ($53.5bn during twelve months ended March 31, 2021) Scalable platform originating business in all channels and all 50 states including 87 retail home lending offices More than 1,060 correspondent and more than 1,400 broker relationships Mortgage servicing 6th largest sub-servicer of mortgage loans nationwide Servicing over 1.1 million loans as of March 31, 2021 Efficiently priced deposits from escrow balances 1. Includes eight home lending offices located in banking branches.

COMPANY OVERVIEW
1st Quarter 2021

Flagstar has a strong executive team

Board of Directors
John Lewis
Chairman

Chief Audit Officer
Meagan Belfinger

Sandro DiNello
President & CEO

- CEO since 5/13
- Over 40 years of banking experience with Flagstar and its predecessors with a strong emphasis on community banking, including the management of retail operations and product strategy

Chief Human Resources Officer
David Hollis

Corporate Responsibility
Beth Correa

Chief Marketing Officer
Matt Allen

Chief Financial Officer	Mortgage Banking and Servicing	Community Banking	Chief Risk Officer	Operations	Chief Information Officer
Jim Ciroli	*Lee Smith*	*Reggie Davis*	*Steve Figliuolo*	*Karen Buck*	*Jennifer Charters*
• CFO since 8/14 • More than 30 years of banking and financial services experience with First Niagara, Huntington and KeyCorp	• Effective since September 2020 • Previously COO for 7 years May 2013 – Aug 2020 • Formerly a partner of MatlinPatterson Global Advisors and a Senior Director at Zolfo Cooper • Extensive experience in financial management and operations	• More than 35 years of banking experience with Suntrust, Royal Bank of Canada, and Wachovia	• CRO since 6/14 • Over 35 years of financial services experience with Citizens Republic, Fleet Boston Financial, First Union and Chase Manhattan	• Joined Flagstar in 1/21 • Over 30 years of experience in the financial services industry, most recently with TD Bank	• CIO since 6/18 • Over 25 years of IT and financial services experience with Ally Financial and Accenture

20 | Flagstar Bancorp

Risk management COMPANY OVERVIEW Best-in-class risk management platform with 286 FTEs(1) 1st Quarter 2021 Board of Directors Risk Committee Enterprise Sandro DiNello Risk President & CEO Committee Kristina Janssens Steve Figliuolo Chief Compliance Chief Risk Officer Officer Chief QC / Financial Information MFIU Fraud Regulatory Operational Vendor Credit Appraisal Crimes Compliance Security Investigations Affairs Risk Management Officer Review (BSA/AML) FTEs 69 23 51 13 4 18 59 13 36 1. Does not include 29 FTEs in internal audit as of 03/31/2021. 21

COMMUNITY BANKING
1st Quarter 2021

Higher net interest income is stabilizing earnings

- Achieving earning asset growth while continuing to grow net interest income
  - Strong net interest margin management
- Transition to more stable net interest income

Average earning assets and net interest income


Net interest income ($mm)(1)
Average earning assets ($bn)(2)
$12.3
$14.0
$14.7
$15.4
$15.4
$16.0
$16.8
$16.4
$16.3
$17.8
$19.0
$20.7
$21.2
$23.6
$24.3
$25.3
$25.4
CAGR 20%
$83
$97
$103
$107
$106
$115
$124
$123
$126
$138
$146
$152
$148
$168
$180
$189
$189
CAGR 23%
1Q17
2Q17
3Q17
4Q17
1Q18
2Q18
3Q18
4Q18
1Q19
2Q19
3Q19
4Q19
1Q20
2Q20
3Q20
4Q20
1Q21

	1Q17	2Q17	3Q17	4Q17	1Q18	2Q18	3Q18	4Q18	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Adjusted NIM:	2.67%	2.77%	2.78%	2.76%	2.76%	2.86%	2.93%	2.99%[1]	3.09%	3.08%	3.05%	2.93%	2.81%	2.88%[2]	2.94%[2]	2.98%[2]	3.02%[2]

1. References non-GAAP number for 4Q18; excludes $29 million of hedging gains reclassified from AOCI to net interest income in conjunction with the payment of long-term FHLB advances. Please see reconciliations on page 44 - 45.
2. References non-GAAP number as it excludes impact of $0.1 billion(2Q20), $1.4 billion (3Q20), $1.8 billion (4Q20), and $1.8 billion (1Q21) of average balance of loans with government guarantees that have not been repurchased and do not accrue interest. Please see reconciliations on page 44 - 45.

22
Flagstar Bancorp

COMMUNITY BANKING
1st Quarter 2021

Strong market position

- Leading deposit share in Michigan, Fort Wayne, IN[1], and San Bernardino County, CA (High Desert Region)
- Provides access to markets with attractive demographics and low-cost, stable liquidity for continued balance sheet growth

Michigan deposit share

2020 Rank				Deposits as of 06/30/2020 ($mm)		% YoY
Overall	MI-based	Institution	Branches	Total	Share	Change
1		Chase	208	$63,501	22%	43%
2		TCF/Huntington	513	39,743	14%	20%
3		Comerica	194	35,492	12%	22%
4		Bank of America	92	29,285	10%	28%
5		Fifth Third	191	21,632	8%	30%
6		PNC	164	21,220	7%	25%
7	1	Flagstar	114	17,184	6%	32%
8		Citizens	82	6,372	2%	10%
9		Independent	66	3,561	1%	18%
10		Mercantile Bank Corp.	43	3,272	1%	25%
		Top 10	1,667	$241,262	83%	29%

Key Markets

	Flagstar Deposits		Deposit	Median	Proj HHI	Proj pop
Market	$mm	% of total	mkt share	HHI	growth [4]	growth [4]
Oakland County, MI	$ 5,922	50.1%	8.1%	$ 86,562	10.7%	1.4%
Grand Rapids, MI MSA	392	3.3%	1.4%	68,835	10.2%	2.7%
Ann Arbor, MI MSA	265	2.2%	2.3%	78,844	12.5%	1.7%
Fort Wayne, IN[1]	808	6.8%	6.7%	60,699	9.4%	2.9%
Key Midwest Markets[2]	7,387	62.4%	6.0%	82,516	10.6%	1.6%
San Bernardino County, CA[3]	658	5.6%	1.0%	71,365	12.8%	3.6%
National aggregate				**$ 67,761**	**9.0%**	**2.9%**

Source: S&P Global Market Intelligence; Note: Deposit data as of June 30, 2020 and projections based on 2020 estimates; MI-based banks highlighted.

1. Fort Wayne, IN deposit data is based on Fort Wayne, IN Fed District. Fort Wayne, IN demographic data is based on counties within Fort Wayne, IN Fed District, deposit weighted based on Flagstar's portfolio.
2. Key Midwest Markets Median HHI, based on Flagstar's portfolio.
3. Deposit data is based on High Desert Region of San Bernardino County, CA. projected HHI growth and projected population growth are deposit weighted
4. 2021–2026 CAGR.

23
Flagstar Bancorp

COMMUNITY BANKING Community banking 1st Quarter 2021 Average commercial loans ($bn) Quarter-end commercial loan commitments ($bn) Commercial and Industrial Commercial Real Estate Warehouse Commercial and Industrial Commercial Real Estate Warehouse $18.1 $11.5 $17.7 $10.4 $10.9 $17.1 $15.5 $8.9 $13.6 6.9 9.8 10.4 10.7 $6.9 3.8 5.7 6.4 7.9 6.2 2.3 3.1 3.0 4.8 4.7 4.6 4.7 4.7 2.9 3.1 3.0 1.7 2.0 1.7 1.5 1.5 2.6 2.9 2.7 2.6 2.7 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 Average consumer loans ($bn) Average deposit funding(1) ($bn) Residential First Mortgages Other Consumer Loans Retail Government Custodial deposits Brokered deposits $4.9 $21.1 $4.7 $19.6 $20.0 $4.5 $4.2 $17.7 $4.0 $15.8 1.8 1.9 8.5 7.2 1.9 7.3 1.9 6.2 1.9 4.8 1.1 1.4 1.6 1.8 1.1 3.1 2.8 2.6 2.3 9.7 9.9 10.0 10.0 2.1 9.3 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 1. Includes custodial deposits which are included as part of mortgage servicing. 24

COMMUNITY BANKING Commercial real estate portfolio detail 1st Quarter 2021 Commercial Real Estate ($bn) Portfolio Characteristics • Average LTV ~53% and DSC ~2.3% NBV Commitment %Utilization Home Builder $ 0.7 $ 1.6 41.5% Multi Family 0.5 0.8 64.0% Owner Occupied 0.4 0.4 97.1% • 62% LIBOR / 34% Prime Rate / 4% Fixed Rate Retail 0.3 0.3 86.5% Office 0.3 0.3 88.8% Hotel/Motel 0.3 0.3 91.3% • 96% of portfolio has Prime and LIBOR rate floors at or Senior Living Facility 0.2 0.3 70.2% greater than 0% Industrial 0.1 0.2 59.8% Parking Garage/Lot 0.1 0.1 99.8% All Other 0.2 0.2 77.5% • Shared National Credits ~6% of portfolio Total CRE $ 3.1 $ 4.5 68.5% State Breakdown (by collateral location) Property Breakdown Multi Family 18% Home Michigan Texas Building 40% 13% 22% Owner Occupied California 12% Other 11% 19% Other Retail 26% Ohio 10% Office 6% 9% Colorado Hotel/Motel 4% 10% 25

COMMUNITY BANKING Commercial and industrial portfolio detail 1st Quarter 2021 Commercial & Industrial ($bn) Portfolio Characteristics • 79% LIBOR / 10% Fixed Rate / 11% Prime Rate • Approximately 88% of portfolio has Prime and LIBOR rate floors at or greater than 0% • Shared national credits ~44% of portfolio State Breakdown Industry Breakdown OH IN 4% 2% CA WI Manufacturing 6% 1% Services 18% FL 22% MI 8% Healthcare 35% 1% MN 7% Financial, Distribution NY insurance & 7% 6% real estate Other Government & 49% 23% TX education 5% 1% SC Other 4% 2% 26

COMMUNITY BANKING Allowance for credit losses 1st Quarter 2021 December 31, 2020 March 31, 2021 Amount(1) % of LHFI Amount(1) % of LHFI ($ in millions) Consumer: Residential First Mortgage $ 49 2.2% $ 45 2.3% Home Equity 25 2.9% 20 2.6% Other Consumer 40 4.0% 34 3.2% Total Consumer 114 2.8% 99 2.6% Commercial: Commercial Real Estate 103 3.4% 100 3.2% Commercial and Industrial 57 4.1% 60 4.2% Warehouse Lending 6 0.1% 6 0.1% Total Commercial 166 1.4% 166 1.5% Total Credit Reserve $ 280 1.7% $ 265 1.8% Total Credit Reserve Excluding Warehouse $ 274 3.2% $ 259 3.1% 1. Includes reserve for unfunded commitment of $28 million and $24 million at 12/31/20 and 03/31/21, respectively. 27

COMMUNITY BANKING Warehouse lending 1st Quarter 2021 • National relationship-based lending platform FBC warehouse loan commitments ($bn) • Attractive asset class with good spreads and low credit risk Outstandings Unfunded Commitments $10.7 $9.8 $10.5 • Flagstar is well positioned to hold market share, 2.8 leveraging relationships in complementary lines of $7.9 2.2 4.2 business, including home builder finance and mortgage $6.2 originations 2.7 • Collateral Breakdown: Agency & Conventional 67.0% 2.2 7.6 7.7 Government 17.3% / Jumbo 15.3% / Non-QM 0.4% 5.2 6.6 4.0 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 Lenders ranked by commitments ($mm) Net charge-offs YOY 4Q20 NCO ($mm) NCO Rate (bps) Rank Institution Growth Total Share 1 JPMorgan Chase 8% $20,600 15% 2 First Horizon 22% 10,600 8% 3 Flagstar Bancorp(1) 123% 10,507 8% 29 6 bps annual loss rate since 2006 4 TIAA FSB 63% 10,200 7% 22 5 Truist Bank 107% 9,084 7% 17 17 6 Texas Capital 11% 9,079 7% 7 Merchants Bank 42% 7,500 5% $1.1 $1.2 $1.1 8 Wells Fargo 9% 7,000 5% $1.0 9 Customers Bank 51% 5,600 4% 1 10 People’s United 100% 5,000 4% Top 10 38% $95,170 70% 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Source: Inside Mortgage Finance as of December 31, 2021 28

COMMUNITY BANKING Home builder finance 1st Quarter 2021 Overview Tightening housing supply Existing home sales (mm) Months supply of existing homes for sale • National relationship-based lending platform launched in 1Q16 (left axis) (right axis)—Attractive asset class with good spreads (~375 bps) 8 12—Meaningful cross-sell opportunities including warehouse loans, 7 10 commercial deposits and purchase originations 6 8 • Flagstar is well positioned 5—Focused on markets with strong housing fundamentals and 4 6 higher growth potential 3 4—We have direct relationships with 10 of the top 10 and do 2 business with 59 of the top 100 builders nationwide (80 of the 2 1 top 200) through March. 0 -2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Source: Bloomberg (through 9/30/20) Home builder finance footprint Home builder loan commitments(1) ($mm) Unpaid principal balance Unused $2,101 $2,022 $2,013 $1,992 $2,002 $1,154 $1,065 $1,161 $1,206 $1,231 $947 $957 $852 $786 $771 3/31/2020 6/30/2020 9/30/2020 12/31/2020 3/31/2021 1. Commitments are for loans classified as commercial real estate and commercial & industrial. 29

COMMUNITY BANKING Leverage lending and SNCs 1st Quarter 2021 Leverage lending commentary Shared national credits “SNCs” commentary • Average UPB of ~$10 million per loan • 63 borrowers, average UPB of $25 million and average commitment of $14 million • $15 million of nonperforming loans as of 03/31/21 • Total SNC breakdown: C&I ~70% / CRE ~22% / Warehouse ~8% • Loans totaling $72 million of commitments are rated as special mention or substandard • We are the lead bank in 11% of these deals and this percentage continues to grow • SNCs comprised $155 million of total leveraged loan UPB • No nonperforming loans as of 03/31/21 • Loans totaling $22 million are rated as special mention or substandard Portfolio Composition—$0.3bn UPB (03/31/21) Portfolio Composition—$0.9bn UPB (03/31/21) Financials Services Rental & Services & 25% Leasing 29% Insurance 19% 19% Distribution 4% Manufacturing Warehouse 13% 8% Manufacturing Healthcare 48% 4% Financial & Insurance Distribution Healthcare 27% 2% 2% 30

COMMUNITY BANKING COVID Impacted Sectors – CRE 1st Quarter 2021 as of March 31, 2021 ($mm) Portfolio Characteristics Credit Quality Credit Metrics (Pre-COVID) Median Top 10 Total Footprint $ $ $ UPB % of LHFI SNCs Construction Watch DSC LTV Occ ($mm) Loan Size Borrowers Borrowers Exposure Deferred Past Due NPLs Retail $ 291 2.0% $ 2.0 83% 44 $ 19 88% 2% $—$—$—0% 1.7 48% 95% Hotel 297 2.0% 9.0 75% 22 16 72% 48% 4 — —35% 1.4 60% 61% Senior Housing 157 1.1% 8.0 74% 19 —23% 39% — — —0% 1.7 60% 84% Total $ 745 5.0% $ 6.1 66 $ 35 $ 5 $—$—14% Retail UPB (as of March 31, 2021) ($mm) Hotel UPB(5) (as of March 31, 2021) ($mm) ~75% of balances are from Marriott, Hilton, IHG, and 58% 49% Hyatt flagged franchises $291M Neighborhood Centers(1) $297M Luxury (2) 13% Upper Upscale 10% Single Tenant 18% 17% Shopping Centers (3) Upper Midscale 15% (4) 20% Other Upscale Retail Descriptions 1. Retail centers < 100,000 sq. ft. – generally anchored by grocery 5. Classifications as determined by STR Chain Scales stores 2. Single Tenant – Hardware stores 56% / Pharmacies 40% 3. Power centers 4. Other – includes one regional mall with $16mm in UPB 31

MORTGAGE SERVICING MSR portfolio 1st Quarter 2021 MSR portfolio statistics MSR portfolio characteristics (% UPB) Measure ($mm) 12/31/2020 3/31/2021 Difference By Vintage Unpaid principal balance $38,026 $40,401 $2,375 Fair value of MSR $329 $428 $99 2019 Capitalized rate (% of UPB) 0.86% 1.06% 20 bps 11% 2018 & Multiple 2.575 3.272 0.697 Note rate 3.66% 3.51% (15) bps prior 20% Service fee 0.34% 0.32% (2) bps Average Measure ($000) 2021 UPB per loan $252 $252 $0 9% FICO 726 731 5 2020 Loan to value 76.77% 74.84% NM 60% Net return (loss) on mortgage servicing rights ($mm) $ Return 1Q20 2Q20 3Q20 4Q20 1Q21 By Investor Net hedged profit (loss) $10 $1 $2 $3 $2 Carry on asset 17 18 30 30 34 Run-off (20) (20) (23) (34) (41) GNMA Gross return on the 26% $7 ($0) $9 ($1) ($5) Fannie mortgage servicing rights 33% Sale transaction & P/L (1) (3) 3 1 5 Private Model changes —(5) ———1% Net return on the $6 ($8) $12 ($0) $0 Freddie mortgage servicing rights ($) 40% Average mortgage $252 $242 $292 $347 $369 servicing rights ($) Net return on the -4.1% 9.6% 16.5% -0.2% 0.0% mortgage servicing rights (%) 32

MORTGAGE SERVICING Servicing 1st Quarter 2021 Servicing Profitability ($mm) 1Q20 2Q20 3Q20 4Q20 1Q21 Net interest income Interest income (FTP) $ 23 $ 12 $ 7 $ 8 $ 6 Interest expense on custodial deposits (1) (19) (8) (2) (3) (2) Total net interest income 4 4 5 5 4 Noninterest income(2) Service fee income 30 35 39 37 36 Ancillary fee income 9 18 15 23 18 Late fee income 6 2 2 2 4 Total noninterest income 45 55 56 62 57 Noninterest expense(3) (36) (38) (41) (47) (46) Earnings before Tax $ 13 $ 21 $ 20 $ 20 $ 16 Average Custodial Deposits ($bn) $ 4.8 $ 6.2 $ 7.3 $ 8.5 $ 7.2 Average Loans Serviced for Others (000’s) 1,086 1,062 1,074 1,095 1,117 1. Expense on custodial deposits from loans subserviced which is included in net loan administration income for GAAP purposes. Includes intersegment allocation. 2. Service fee income and late fee income are included in net loan administration income for GAAP purposes; ancillary fee income is included in loan fees and charges for GAAP purposes. 3. Includes direct allocations. 33

MORTGAGE SERVICING
1st Quarter 2021

Loans with government guarantees (LGG)

LGG end of period balance ($mm)


Repurchased Loans
Loans Eligible for Repurchase
$814
52
762
$1,791
1,067
724
$2,500
1,783
717
$2,516
1,850
666
$2,457
1,780
677
3/31/2020
6/30/2020
9/30/2020
12/31/2020
03/31/2021

GNMA MSR UPB end of period ($mm)


$15,243
$14,971
$13,768
$12,162
$10,592
3/31/2020
6/30/2020
9/30/2020
12/31/2020
03/31/2021

LGG Overview

General Overview

- GNMA Loans are eligible to be repurchased, at our option, after no payment has been made for 90 days (whether due to delinquency or forbearance)
- When eligible to be repurchased, accounting rules require us to record a loan and a related liability
- Loans eligible to be repurchased are limited to GNMA loans for which we own the MSR; not eligible to repurchase loans we are subservicing
- Prior to repurchasing the loan, no interest is earned, we continue to make advances and no credit risk is present
- All LGG loans, including loans eligible to be repurchased, are a 20% risk-weighted asset

Impact/Opportunity

- $2.3 B GNMA loans (22%) are in forbearance as of 03/31/2021, of which $1.8 B are recognized on the balance sheet
- Approximately $240 million of eligible GNMA forbearance loans were repurchased during Q1
- Repurchased loans are able to be pledged as collateral with the FHLB
- Drag on capital ratios and NIM due to inflated balances created by loans eligible for repurchase; no actual income risk
- Estimated that $800 million will cure through the partial claim process, which will be bought out and re-securitized with an estimated impact to gain on sale of approximately $32 million, $23 million in second half of 2021 and $9 million in 2022.
- Estimated another $250 million will cure through a modification, with an opportunity of approximately $10 million of gain on sale related to these loans, $7 million in 2021 and $3 million in 2022.

34
Flagstar Bancorp

ORIGINATIONS National distribution through multiple channels 1st Quarter 2021 Residential mortgage originations by channel ($bn) Correspondent Broker Retail Other Bulk Broker Distributed Retail Direct Lending $8.3 $7.4 $6.6 $6.6 $4.6 $5.5 2.4 $4.3 $4.3 2.5 $3.7 1.6 1.1 1.1 1.6 2.7 1.0 2.0 $2.0 $2.2 $1.9 $1.8 $1.7 5.9 0.6 5.0 4.9 $1.1 3.2 3.2 3.0 3.9 2.7 3.5 1.4 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 3.3% market share with #8 national ranking(1) 1.3% market share with #13 national ranking(1) 87 retail locations in 27 states More than 1,060 correspondent partners 1,400 broker relationships Direct Lending is 26% of retail volume Top 10 relationships account for 16% of overall Top 10 relationships account for 27% of overall correspondent volume brokerage volume Warehouse lines with 306 correspondent relationships 1. Data source: As reported by Inside Mortgage Finance for 12M20 published August 28,2020. 35

Flagstar has a scalable origination platform that drives profitability in almost any mortgage origination market

MORTGAGE ORIGINATIONS
1st Quarter 2021

U.S. residential mortgage origination market (historical and projected volumes)


$ in trillions

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
Nominal ($)	0.6	0.9	1.0	0.8	0.6	0.8	0.8	1.7	1.4	1.1	2.2	2.9	3.9	2.8	3.0	2.7	2.4
Real[1] ($)	1.1	1.6	1.8	1.3	1.1	1.3	1.3	2.6	2.1	1.7	3.3	4.1	5.4	3.8	4.0	3.5	3.0
Adjusted[2] ($	1.4	2.1	2.3	1.7	1.4	1.6	1.6	3.2	2.5	2.0	3.9	4.7	6.2	4.3	4.5	3.9	3.3

	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	2021F	2022F	2023F
Nominal ($)	1.5	2.0	1.7	1.4	2.0	1.8	1.3	1.7	2.1	1.8	1.7	2.3	4.1	3.6	2.6	2.3
Real[1] ($)	1.9	2.4	2.0	1.7	2.3	2.1	1.4	1.8	2.2	1.9	1.7	2.3	4.1	3.6	2.6	2.3
Adjusted[2] ($	2.0	2.6	2.2	1.8	2.5	2.2	1.5	1.9	2.3	1.9	1.8	2.3	4.1	3.6	2.6	2.3

Source: Mortgage Bankers Association (MBA) for actual periods and a blended average of forecast by Fannie Mae (3/10/2021), Freddie Mac (3/30/2021) and MBA (3/19/2021).
1. Adjusted for historical inflation as reported by Bureau of Labor Statistics (2020 = 100).
2. Adjusted for population growth as reported by the U.S. Census Bureau (2020 = 100).

36

FINANCIAL PERFORMANCE Financial performance 1st Quarter 2021 • Solid growth in banking and subservicing has created more stable earnings • Focus on efficiency and expense management Revenue Composition and Earnings Metrics Percentage Percentage Revenue (millions) 3/31/2020 3/31/2021 of Revenue Increase Community Banking $ 119 $ 174 34% 46% Mortgage Servicing 49 62 12% 27% Subtotal 168 236 46% 40% Mortgage Origination 146 300 58% NM Other (1) (12) (23) -4% 92% Total $ 302 $ 513 100% 70% Diluted Earnings per Share(1) $ 0.80 $ 2.80 NM Return on Average Assets(1) 0.8% 2.0% Return on Average Tangible Common Equity (1) 11.5% 28.0% 1. Non-GAAP number for Q1 2020. Number shown excludes $25 million DOJ benefit. Please see reconciliations on page 44—45. 37

FINANCIAL PERFORMANCE Quarterly results 1st Quarter 2021 Quarterly revenue ($mm) Quarterly adjusted noninterest expense ($mm) (1) (2) (1) (2) (3) Non-Mortgage Revenue Mortgage Revenue Non-Mortgage NIE Mortgage NIE Mortgage expense 1.20% $629 1.14% 1.07% 1.07% $542 0.99% $521 $513 $314 $312 $293 $301 423 $232 363 294 300 149 148 $302 145 143 92 146 227 148 158 165 164 206 213 140 156 179 1Q20 2Q20 3Q20 4Q20 1Q21 1Q20 2Q20 3Q20 4Q20 1Q21 Quarterly noninterest expense ($mm) and efficiency ratio 77% (4) (5) Noninterest expense Efficiency ratio $314 $312 $293 $301 60% 61% $232 54% 48% 1Q20 2Q20 3Q20 4Q20 1Q21 1. Includes Servicing segment 2. Includes direct allocations. 38 3. As a percentage of that period’s close volume 4. Non-GAAP number for 1Q21. Number shown is adjusted for DOJ effect. Please see reconciliations on page 48 and 49. 5. Adjusted Efficiency Ratio for 1Q21. Number shown is adjusted for DOJ effect. Please see reconciliations on page 48 and 49.

CAPITAL AND LIQUIDITY Balance sheet composition 1st Quarter 2021 1Q21 average balance sheet (%) 1% Cash 7% Agency MBS 14% ~70% of assets are in Mortgage loans held-for-investment 43% lower risk-content Deposits excluding assets: cash, marketable custodial deposits securities, warehouse loans, loans held-for-sale 25% and freshly-originated, Loans held-for-sale high-FICO conforming mortgages underwritten by Flagstar 21% 24% Custodial deposits Efficiently funds loans Warehouse loans held-for-sale and warehouse loans Attractive relationship 13% lending with very low FHLB borrowings 21% 2% Other long-term debt delinquencies Commercial loans and Other LHFI (1) 1% MSR 10% Other liabilities Primarily low risk, stable assets (FHLB stock, BOLI, 10% 8% Equity premises & equipment, Other assets deferred tax asset, etc.) Assets Liabilities & Equity 1) Other LHFI includes home equity and other consumer loans. 39

CAPITAL AND LIQUIDITY Liquidity and funding 1st Quarter 2021 Adjusted HFI loan-to-deposit ratio(1) Commentary 86% 85% • Flagstar has invested significantly in building its Community Bank, which 75% provides attractive core deposit 70% funding for its balance sheet 66% • These retail deposits are supplemented by custodial deposits from the servicing business 1Q20 2Q20 3Q20 4Q20 1Q21 • Much of the remainder of Flagstar’s balance sheet is self- Liquidity ratio(2) funding given it is eligible collateral for FHLB advances Cash & investment securities FHLB borrowing capacity (which provides significant liquidity capacity) • Over $1.4 billion of additional borrowing capacity through the 18% 16% discount window 8% 11% 8% 7% 4Q20 1Q21 1. Adjusted HFI loan-to-deposit ratio is total average loans HFI (excluding warehouse loans) expressed as a percentage of total average deposits (excluding custodial deposits). Please see non-GAAP reconciliations on page 44—45. 2. Cash, investment securities and FHLB borrowing capacity expressed as a percentage of total assets. 40

CAPITAL AND LIQUIDITY Interest rate risk 1st Quarter 2021 • Flagstar’s net interest income remains asset sensitive and stable Earnings at Risk * All shocks are paralle
l and instantaneous 41

Earnings guidance(1) 1st Quarter 2021 2nd Quarter 2021 Outlook • Net interest income flat to down slightly Net interest income • Net interest margin should be relatively flat • Gain on sale revenue between $150 million and $170 million Noninterest income • All other noninterest income flat Noninterest expense • Noninterest expense of $285 million to $295 million for the second quarter of 2021 Provision for Credit • Expected to approximate net charge-offs, which are expected to be negligible 1) See cautionary statements on slide 2. 42

NON-GAAP RECONCILIATION
1st Quarter 2021

Non-GAAP reconciliation

$mm

Adjusted ROA, ROE and ROTCE

	3 Months ended March 31, 2021
Return on Average Assets	2.0%
Adjustment to remove DOJ	0.4%
Adjusted return on average assets	**2.3%**
Return on average tangible common equity	28.0%
Adjustment to remove DOJ	5.0%
Adjusted return on tangible commmon equity	**33.0%**

Tangible Book Value Per Share and Tangible Common Equity to Assets Ratio

	As of March 31, 2021	As of December 31, 2020
Total stockholders' equity	$ 2,358	$ 2,201
Goodwill and intangible assets	155	157
Tangible book value	$ 2,203	$ 2,044
Number of common shares outstanding	52,752,600	52,656,067
Tangible book value per share	**$ 41.77**	**$ 38.80**

Adjusted HFI Loan-to-Deposit Ratio

	As of March 31, 2021	As of December 31, 2020	As of September 30, 2020	As of June 30, 2020	As of March 31, 2020
Average LHFI	$ 14,915	$ 15,703	$ 14,839	$ 13,596	$ 11,823
Less: Average warehouse loans	6,395	6,948	5,697	3,785	2,310
Adjusted average LHFI	$ 8,520	$ 8,755	$ 9,142	$ 9,811	$ 9,513
Average deposits	$ 20,043	$ 21,068	$ 19,561	$ 17,715	$ 15,795
Less: Average custodial deposits	7,194	8,527	7,347	6,223	4,776
Adjusted average deposits	$ 12,849	$ 12,541	$ 12,214	$ 11,492	$ 11,019
HFI loan-to-deposit ratio	74.4%	74.5%	75.9%	76.7%	74.9%
Adjusted HFI loan-to-deposit ratio	**66.3%**	**69.8%**	**74.8%**	**85.4%**	**86.3%**

43 Flagstar Bancorp

NON-GAAP RECONCILIATION Non-GAAP reconciliation (continued) 1st Quarter 2021 $mm Adjusted Total Revenues and Noninterest Expense 3 Months ended 3 Months ended March 31, 2021 December 31, 2018 Net interest income $ 152 Adjustment to remove hedging gains (29) Adjusted net interest income $ 123 Noninterest expense $ 347 Adjustment to remove DOJ 35 Adjusted noninterest expense $ 312 Income before income taxes $ 194 Adjustment to remove DOJ 35 Adjusted income before income taxes $ 229 Provision for income taxes $ 45 Adjustment to remove DOJ (8) Adjusted provision for income taxes $ 53 Net Income $ 149 Adjustment to remove DOJ 27 Adjusted net income $ 176 Adjusted Net Interest Margin 3 Months ended 3 Months ended 3 Months ended 3 Months ended March 31, 2021 December 31, 2020 September 30, 2020 June 30, 2020 Net interest margin 2.82% 2.78% 2.78% 2.86% Adjustment to LGG loans available for repurchase 0.20% 0.20% 0.16% 0.02% Adjusted net interest margin 3.02% 2.98% 2.94% 2.88% Adjusted Diluted Earnings Per Share 3 Months ended March 31, 2021 Diluted earnings per share $ 2.80 Adjustment to remove DOJ benefit (net of tax) 0.51 Adjusted diluted earnings per share $ 3.31 44